SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Apolo Gold & Energy Inc.
(Name of Registrant As Specified In Charter)

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Apolo Gold & Energy Inc.
#12-1900 Indian River Cresc.
North Vancouver, British Columbia V7G 2R1

Notice of Special Meeting of Shareholders
To Be Held October 29, 2010

To the Shareholders of Apolo Gold & Energy Inc:

Notice Hereby Is Given that a Special Meeting of Shareholders (the “Meeting”) of Apolo Gold & Energy, Inc. a Nevada corporation (the "Company"), will be held at 10:00 a.m., Pacific time on October 29, 2010 at Two Bentall Centre, 555 Burrard Street, Suite 900, Vancouver BC Canada V7X 1B, and at any and all adjournments thereof, for the purpose of considering and acting upon the following proposals:

Proposal No. 1.       Amend our articles of incorporation to increase our authorized common stock from two hundred million shares to three hundred million shares;

Proposal No. 2.       Approval a reverse split of the outstanding common stock on a twenty to one basis with fractional shares rounded up to the next whole share

Proposal No. 3.       Authorize the board of directors to file an amendment to the articles of incorporation to change the name of the corporation upon subsequent resolution of the board of directors.

The foregoing proposals are more fully described in the information statement accompanying this notice.  The proposals are the only business that may properly come before the Meeting or any postponement or adjournment of the Meeting.

The Meeting is called as provided for by Nevada law and the Company’s Bylaws.

Only holders of our common stock of record at the close of business on September 28, 2010 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

You are cordially invited to attend the Meeting in person.  Please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

/s/ Robert Dinning
Robert Dinning
Chief Financial Officer
October 5, 2010

Apolo Gold & Energy Inc.
#12-1900 Indian River Cresc.
North Vancouver, British Columbia V7G 2R1

INFORMATION STATEMENT

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C

We are not asking you for a Proxy and you are requested not to send us a Proxy

INTRODUCTION

This notice and information statement (the “Information Statement”) was mailed or made available on or about October 5, 2010 to our stockholders of record as of September 28, 2010 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that a Special Meeting of our Stockholders will be held at 10:00 a.m. Pacific Time on October 29, 2010 at Two Bentall Centre, 555 Burrard Street, Suite 900, Vancouver BC Canada V7X 1B8.  Our Board of Directors unanimously approved submission of the above items to the Shareholders.

The purposes of the meeting are as follows:

1.	Amend our articles of incorporation to increase our authorized common stock from two hundred million shares to three hundred million shares;

2.	Approval a reverse split of the outstanding common stock on a twenty to one basis with fractional shares rounded up to the next whole share; and

3.	Authorize the board of directors to file an amendment to the articles of incorporation to change the name of the corporation upon a subsequent resolution of the board of directors.

Advice to Beneficial Owners of Certain Shares

Shareholders who do not hold their shares in their own name should note that only shareholders whose names are registered as shareholders on the records of the Company can be recognized and vote at the meeting.  If a shareholder's shares are registered under the name of a broker, financial institution or other agent, (a beneficial owner) then these shares can only be voted by the holding broker, financial institution or other agent. Such broker, financial institution or other agent are provided with sufficient copies of this Information Statement and the Annual Report to forward such materials to the beneficial owner. In the event a beneficial owner wishes to attend and vote their shares at the Meeting, the beneficial owner must obtain a proxy from the broker, financial institution or other agent.

Shares Outstanding and Voting Rights

All voting rights are vested exclusively in the holders of our common stock with each common share is entitled to one vote.  Only shareholders of record at the close of business on September 28, 2010 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On September 28, 2010, the Company had 97,653,729 shares of its common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting.  No fractional shares are presently outstanding.  Ten percent (10%) of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting.  Provided that a quorum is present at the Meeting, the affirmative vote of a majority of the votes cast is necessary to approve each proposal.   As of September 28, 2010, the directors and executive officers of Apolo Gold & Energy Inc.,  own 22,303,333 shares (23% of shares outstanding) and have not entered into any agreements as to how they intend to vote their shares.

BACKGROUND

As of September 28, 2010, we had 97,653,729 shares of Common stock outstanding and no shares reserved for the exercise of outstanding options and warrants.  Since the Company ceased mineral exploration operation in 2008, our business plan has been to seek out and reorganize with another company with operations seeking to utilize the Company’s status as a publicly traded company who filings periodic reports the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act.  Our Board of Directors believes that our company will become more attractive to potential reorganization candidates, investors and increase the likelihood of an improved market for our Common stock if we adopt the proposals submitted to the Shareholders. We do not have any present plans, proposals or agreements for a reorganization of the Company.

Proposal No. 1	Amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock.

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be Two Hundred Million (20,000,000) shares of common stock with no preemptive rights, $.001 par value.  On September 17, 2010, the Board approved submitting to the Shareholders, an amendment to the Articles of Incorporation to authorize Three Hundred Million (300,000,000) shares of common stock, $.0001 par value.  Each share of common stock is entitled to one vote.   These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize Three Hundred Million (300,000,000) shares of common stock. Such increase is not attributable to a specific transaction, or anticipated transaction. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock.  The reason for the increase is to be able to use the additional common shares as a tool to attract companies to engage in mergers and acquisitions with the Company. The general effect upon the rights of the existing security holders as a result of the increase in common stock is an overall dilution of the Company’s stock and the inherent effects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The affirmative vote of majority of the common shares present at the Meeting in person or by proxy is required to adopt Proposal No. 1.

Dissenters' Right of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the proposed action.

Proposal No. 2	Amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock.

Our Board believes that the twenty to one reverse stock split of our outstanding shares (the “Reverse Split”) is in our company’s best interests principally because our Board believes that the Reverse Split will make the Company more attractive to candidates seeking to reorganize with a publicly held company who files periodic reports with the Securities and Exchange Commission pursuant Section 12(g) of the Securities Exchange Act.   Our Board believes such a reorganization of the Company could lead to an improved market for our common stock and an increase in the per share trading price of our Common stock.

Our Board believes that the current price of our Common stock and the number of outstanding shares of common stock deters potential reorganization candidates and impairs an efficient market in our stock. Any reorganization of the Company with an operating entity is likely to require the issuance of a substantial percentage of the outstanding common stock.  Without the Reverse Split, the resulting number of shares outstanding after a reorganization would be so high as to impair an efficient market for the shares of the reorganized company.  This is due to several factors that impact lower priced stocks, such as our Common stock, including (1) a reluctance among certain institutions to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

Our Board of Directors believes the Reverse Split will have the effect of making the Company more attractive to potential reorganization candidates.  While the Board believes that the Reverse Split will not immediately alleviate all the above factors that impact the price of our stock, they do believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common stock.  In addition, the Board also believes a reorganization may also generate greater investor interest in our Common stock, thereby possibly enhancing the marketability of our Common stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common stock from 97,653,729 shares to approximately 4,900,000. The Reverse Split will not reduce or affect our authorized common stock or preferred stock.

Although the Reverse Split may increase the per share market price of the Common stock, no such increase can be assured or calculated. The per share market price of our shares of Common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of the common stock or that the factors discussed above that we believe impair an efficient market in our Common stock will be alleviated. Stockholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the common stock due to the decrease in the number of outstanding shares. The per share market price of our common stock may also change as a result of other unrelated factors as well as general market conditions.

No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock that is not evenly divisible by ten will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The current number of holders of record of our shares of common stock, including shares held with a broker dealer is approximately 1,400. Following the Reverse Split, the number of our stockholders of record will remain approximately 1,400 as any of our stockholders with less than one share will be rounded up in the exchange to one share.

The Reverse Split will affect all of the holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares. Our outstanding options and warrants contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in our company and, in certain instances, that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The Reverse Split of the common stock is expected to become effective (the “Effective Date”) on or shortly after Friday, November 5, 2010. On or prior to the Effective Date, we will notify the Financial Industry Regulatory Authority, requesting that the split be made effective on the Effective Date.  We do not intend to provide you with any further notification of the Effective Date other than the information contained in this Information Statement. The Reverse Split will take place on the Effective Date without any action on the part of the holders of our common stock and without regard to current certificates representing shares of common stock being physically surrendered for certificates representing the number of shares of common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of common stock will not be issued at this time.

We do not at this time have any specific plans, proposals or arrangements for any reorganization or transaction with any party or to issue any of our authorized but un-issued shares of common stock for any purpose, including future acquisitions and/or financings.

There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or By-laws that would be triggered as a consequence of the Reverse Split. Our Articles of Incorporation or By-laws do not address any material adverse consequence resulting from the Reverse Split.

The affirmative vote of majority of the common shares present at the Meeting in person or by proxy is required to adopt Proposal No. 2.

Dissenters' Right of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the proposed action.

Proposal No. 3	Authorize the Board of Directors to amend the Articles of Incorporation to change the name of the Company at a future date.

Our Board believes authorization to amend the Articles of Incorporation to change the name of the Company at a future date is in our company’s best interests principally because our Board believes that the prior approval of a name change will make the Company more attractive to a reorganization candidates as this will allow the Board to conclude a reorganization without any delay inherent in seeking shareholder approval of a name change.

We do not at this time have any specific plans, proposals or arrangements for any reorganization or transaction with any party.

The affirmative vote of majority of the common shares present at the Meeting in person or by proxy is required to adopt Proposal No. 3.

Dissenters' Right of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the proposed action.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

The Company’s common stock has been quoted on the OTC Bulletin Board market since May 17, 2000. under the symbol APLL There is no other public trading market for the Company’s equity securities.

The following table summarizes trading in the Company’s common stock, as provided by quotations published by the OTC Bulletin Board for the periods as indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission, and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid

Sept 30, 2008	$0.02	$0.02
Dec 31, 2008	$0.01	$0.01
March 31, 2009	$0.02	$0.02
June 30, 2009	$0.02	$0.02
September 30, 2009	$0.031	$0.007
December 31, 2009	$0.027	$0.01
March 31, 2010	$0.014	$0.001
June 30, 2010	$0.027	$0.001

As of September 28, 2010, there were sixty five holders of record of the Company’s common stock. That does not include the number of beneficial holders whose stock is held in the name of broker-dealers or banks estimated at 1,337 holders.

The Company has not paid, and, in the foreseeable future, the Company does not intend to pay any dividends.

Equity Compensation Plan Information

The Company has no existing Equity Compensation Plans or outstanding options, warrants or other rights convertible into common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the security ownership of beneficial owners holding five percent or greater of the 97,653,729 shares of common stock outstanding as of September 28, 2010 and of Management.

Title of	Name and Address (1)		Amount and Nature	% of
Class	Beneficial Owner	Position	of Beneficial Owner	Class

Common	Peter Bojtos	Director, CEO	8,500,000	8.70%
	Robert Dinning	Director, CFO	8,203,333	8.40%
	David Yu	Director	5,600,000	5.74%
	All officers and Directors as a Group (3 persons)		22,303,333	22.84%

(1)	The Address of the executive officers and directors is that of the Company: #12-1900 Indian River Cresc., North Vancouver, B.C. Canada V7G 2R1

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock consists of 200,000,000 shares of Common stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. Giving effect to the Amendment, our authorized capital stock will consist of 300,000,000 shares of Common stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share.

The following is a summary of the material provisions of our capital stock.

COMMON STOCK

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of Common stock can elect all of the members of the Board of Directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our Common stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock will have no preemptive or other subscription rights to purchase our common stock.

PREFERRED STOCK

Our Board of Directors have the authority to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the common stock, without further vote or action by the stockholders. We have no outstanding preferred stock and have no present plans to issue any shares of preferred stock.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Under SEC rules, stockholders intending to present a proposal at the Annual Meeting in 2011 and have it included in our proxy statement must submit the proposal in writing to Secretary, Apolo Gold & Energy, Inc., #12-1900 Indian River Cresc., North Vancouver, British Columbia V7G 2R1.  We must receive the proposal no later than a reasonable time before the date of our meeting.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors

Exhibit A:                      Form of Articles of Amendment

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretary of state. biz
_____________________________________________

      Certificate of Amendment
      (PURSUANT TO NRS 78.385 and 78.390)
_____________________________________________

ABOVE SPACE IS FOR OFFICE USE ONLY

 Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

 (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:

     APOLO GOLD & ENERGY INC.

2.   The articles have been amended as follows (provide article numbers, if available):

     Article SIX of the Company's Articles of Incorporation has been amended to state as follows:

     SIX: The corporation is authorized to issue two (2) classes of shares, to be designated respectively as "Common Shares" and "Preferred Shares". The total number of Common Shares the corporation is authorized to issue is Three Hundred Million (300,000,000) $0,001 par value. The total number of Preferred Shares the corporation is authorized to issue is Twenty Five Million (25,000,000) $0.001 par value. Said Preferred Shares may subsequently receive such designation as may be deemed appropriate by the Board of Directors of the corporation, and the Board of Directors shall have the right to determine or alter the rights, preferences, privileges, and restrictions granted to, or imposed upon said Preferred Shares.  Additionally, the Board of Directors shall be empowered to increase or decrease (but not below the number of shares of Common or Preferred Shares then outstanding) the number of shares of any class of shares subsequent to the issue of shares of that class.

3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  XX,XXX,XXX

 4.  Effective date of filing (optional):
 (must not be later than 90 days after the certificate is filed)

 5. Officer Signature (required):    /s/ Robert Dinning, CEO

 *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.